EXHIBIT 23.3

CONSENT OF NATHAN ASSOCIATES INC.

Nathan Associates Inc. (“Nathan”) consents to being named in Ampco-Pittsburgh Corporation’s Annual Report (“Form 10-K”) for the year ended December 31, 2020 in the form and context in which Nathan is named and to the incorporation by reference of the Form 10-K in Registration Statement No. 333-222626 on Form S-3, Registration Statements Nos. 333-174269 and 333-211242 on Form S-8, and Registration Statement No. 333-239446 on Form S-1.

/s/ Nathan Associates Inc.

Nathan Associates Inc.

March 26, 2021